UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

Alico Inc.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court Suite 100

Fort Myers, FL 33913

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 226-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2012, JD Alexander accepted an offer from the Alico Board of Directors to serve as the company’s full-time Chief Executive Officer and President, effective April 2, 2012.

As a result of his acceptance of this position, the Board of Directors has approved a new compensation package for Mr. Alexander. Under the terms of the compensation package, which is effective April 2, 2012, Mr. Alexander will receive an annual salary of $380,000 and he is eligible for a discretionary cash bonus to be determined by the Board of Directors on an annual basis. Mr. Alexander is also entitled to a reasonable housing allowance for six months and is eligible to participate in all employee benefit programs. Additionally, Mr. Alexander is eligible for the same Long Term Incentive Program as the other Named Executive Officers.

If his employment is terminated for any reason, he is entitled to payment of his base salary through the date of termination and a cash severance agreement in the amount of $190,000.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Alico, Inc. Press Release dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012

ALICO, INC.

By:	/s/ W. Mark Humphrey

W. Mark Humphrey
Senior Vice President and Chief Financial Officer